EXHIBIT 10.1
This Agreement is made pursuant and subject to the provisions of the DTE Energy Company (“Company”) 2006 Long-Term Incentive Plan (“Plan”). Effective XXXXXXXX the Company hereby grants to XXXXXXXXXX a long-term grant consisting of XXXXX Restricted Shares.
The shares of Restricted Stock shall be original issue shares or shares of Common Stock purchased by the Company in the open market. A certificate registered in your name, and held by the Company or its duly authorized representative, shall represent such shares. The certificate shall be endorsed with an appropriate legend referring to the applicable restrictions. Your right to receive Restricted Stock vests 3 years from the effective date of the grant and the certificates will be issued to you shortly thereafter.
By accepting this grant you consent to any action taken under the Plan by the Company’s Board of Directors and agree to be bound by the terms of this Agreement and the enclosed booklet “DTE Energy Company Board of Directors Restricted Stock Agreement” which is an integral part of this document. You will be deemed to have accepted this grant unless you notify the Corporate Secretary in writing to the contrary.
Anthony F. Earley, Jr.
Chairman & Chief Executive

DTE Energy

DTE Energy Company
Board of Directors

Restricted Stock Agreement

DTE Energy Company
Board of Directors
Restricted Stock Agreement
DTE Energy Company
Restricted Stock
As a new member of the DTE Energy Company (the “Company”) Board of Directors, (the “Board”) you have been granted 1,000 shares of Restricted Stock.
The shares of Restricted Stock are shares of DTE Energy common stock that were purchased in the open market or are original issue shares. Such shares are represented by a certificate or certificates registered in your name, that are endorsed with an appropriate legend referring to the restrictions set forth below and held by the Company or its duly authorized representative.
Shareholder Rights
Upon the Grant Date, you have all of the rights of a shareholder with respect to the shares of Restricted Stock covered by your Grant Agreement; including the right to vote the shares of Restricted Stock and receive the amount of any dividends that may be paid thereon. Such shares may not be transferred prior to vesting. Any additional shares of Common Stock or other securities that you may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization, or any other change in the capital structure of the Company shall be subject to the same vesting and transferability restrictions as the shares of Restricted Stock covered by your Grant Agreement.
Grant Term and Vesting
Your right to receive Restricted Stock will vest 3 years from the Grant Date. If your service as a Board member ends before your Restricted Stock vest, generally, your rights to any Restricted Stock will be forfeited. However, in the case of death or disability, you or your designated beneficiary will retain the rights to a prorated number of shares of Restricted Stock based on the number of months served as a Board member divided by the total number of months in the vesting period. Restrictions are lifted and Restricted Stock distributed after death or disability.
Other Information
Beneficiary Designation
You may name any beneficiary to inherit the right to these grants according to the applicable terms. Each designation will revoke all prior designations and will be effective only when filed with the Corporate Secretary.
Transferability
Except as provided for separately, these grants are nontransferable and are subject to risk of forfeiture. You may not sell, transfer, pledge, exchange, or otherwise dispose of these grants or the right to receive cash or Common Stock thereunder except in the event of your death or disability. If you have a valid beneficiary designation on file with the Corporate Secretary, your rights under these grants will pass to your designated beneficiary. Otherwise, your rights under these grants will pass to your estate or beneficiary in accordance with your will or, if you do not have a will, your rights under these grants will pass in accordance with the laws of descent and distribution. The Board, in its sole discretion, may waive the restrictions on transferability with respect to all or a portion of the shares subject to these grants.
Participant Bound by Plan
You acknowledge that a copy of the DTE Energy Company 2006 Long-Term Incentive Plan (the “Plan”) has been made available to you and you agree to be bound by all the terms and provisions thereof. All references herein to the Plan shall mean the Plan as in effect on the Grant Date.
Taxes
You are responsible for paying any applicable federal, state, local or foreign tax in connection with dividends received from the Restricted Stock or the value of Restricted Stock on the vesting date. Under the current tax laws, this compensation considered ordinary income.

This booklet provides an overview of DTE Energy’s Restricted Share Agreement. It does not contain all of the rules and governing terms included in the Plan. If there are any differences between the information in this booklet and the Plan documents, the Plan documents will govern. You are entitled to a copy of the Plan document that governs this grant and may require a copy by contacting the Corporate Secretary.
This document constitutes part of a prospectus covering shares that have been registered under the Securities Act of 1933.